SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of Securities
               Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement  [  ] Confidential, for Use of the
                                      Commission Only (as permitted
                                      by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                Cortland First Financial Corporation
          (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(i)(ii), or 14a-6(i)(1), or
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.

   1) Title of each class of securities to which transaction applies:

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    the filing fee is calculated and state how it was determined):

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   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                CORTLAND FIRST FINANCIAL CORPORATION

                           PROXY STATEMENT

                   ANNUAL MEETING OF SHAREHOLDERS
                           MARCH 25, 1996


                 SOLICITATION AND VOTING OF PROXIES

     The accompanying Proxy is furnished in connection with the solicitation on behalf of the Board of Directors of Cortland First Financial Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at the office of the corporation at 65 Main Street, in the City of Cortland, Cortland County, New York, on the 25th of March, 1996, at 1:00 p.m.

     If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted according to the instructions set forth thereon. If no such instructions are specified, the Proxy will be voted FOR the election of the named individuals as Directors of the Company as outlined in the Notice of Annual Meeting of Shareholders. As to any other business which may properly come before the meeting, the persons named on the Proxy will vote according to their best judgment.

     Any proxy given by a shareholder may be revoked at any time before it is voted by: (i) the shareholder attending the meeting and voting thereat in person; (ii) the due execution and delivery of a later dated proxy; or (iii) the due execution and delivery of a written notice of revocation to Donald S. Ames, Secretary, Cortland First Financial Corporation, No. 65 Main Street, Cortland, New York 13045. If not revoked, the Proxy will be voted in accordance with its terms.

     This proxy statement and the accompanying Proxy are first being mailed to shareholders on or about February 28, 1996.


           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on February 9, 1996, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote 672,000 shares of the Company's common stock. Each share of common stock entitles the holder to one (1) vote.


                        ELECTION OF DIRECTORS

     At the meeting, a total of three (3) Directors (Class I) are to be elected to serve for a term of three (3) years and until their respective successors are duly elected and qualified. The shares represented by the enclosed Proxy will be voted FOR the election of the three (3) nominees named below (unless otherwise specified), each of whom is at present a Director of the Company. If any nominee becomes unavailable for any reason before the election (which is not anticipated), the Proxy may be voted for such other person as may be determined by the Board of Directors of the Company.


               INFORMATION CONCERNING NOMINEES FOR DIRECTORS
                              AND OTHER DIRECTORS

                                                           Shares        % of
                                                           Beneficially  Total
                    Business Experience         Director   Owned as of   Common
Name and Age        and Directorships           Since*     2/9/95 (1)    Stock

                    NOMINEES FOR ELECTION (CLASS I)

David R. Alvord     President and Director of     1979        1,757        .26
     (55)           Company; President, Chief
                    Executive Officer and
                    Director - First National
                    Bank of Cortland

Donald S. Ames      Director of Company;          1986       24,800       3.69
     53)            President - Cortland
                    Laundry, Inc., Cortland,
                    New York (commercial
                    laundry)

David J. Taylor     Director of Company;          1993        1,500        .22
     (52)           President - Prosco
                    Products, Inc., Cortland,
                    New York (manufacturer's
                    representative/distrib-
                    utor)


                              OTHER DIRECTORS  **
                                                           Shares        % of
                                                           Beneficially  Total
                    Business Experience         Director   Owned as of   Common
Name and Age        and Directorships           Since*     2/9/95 (1)    Stock


Harry D. Newcomb    Director of Company;          1979        4,050 (2)    .60
     (67)           President - Newcomb
                    Motors, Inc., Cortland,
                    New York (automobile
                    dealer)

Robert M. Lovell    Director of Company;          1988          518 (3)    .08
     (49)           President - Cortland
                    Memorial Hospital


Richard J. Shay     Director of Company;          1988          500        .07
     (63)           District Attorney -
                    Cortland County,
                    Cortland, New York

Charles H.
Spaulding           Director of Company;          1993          997 (4)    .15
     (47)           Vice President - George B.
                    Bailey Agency, Inc.,
                    Cortland, New York
                    (insurance agency)
Stuart E. Young     Director of Company;          1991          200        .03
     (46)           Partner - Spruce-Eden
                    Farms (dairy farm);
                    President - Cortland
                    Bulk Milk Producers
                    Cooperative, Inc.
                    (6/89 to present)

Mary Alice          Director of Company;          1994          100        .01
Bellardini          Mayor - Village of Homer
     (62)           (4/87 to present);
                    Director - Blue Cross and
                    Blue Shield of Central
                    New York, Inc. (health
                    and hospitalization
                    insurance) (1984 to
                    1994); Director - HMO-CNY,
                    Inc. (health maintenance
                    organization)

John H. Buck        Director of Company;          1994          746        .11
     (50)           President - Buck
                    Environmental Laboratories,
                    Inc. (testing facility for
                    air, water, soil, and waste)
                    (12/88 to present)

All Directors and Officers
as a Group (11 in Group)                                      35,268      5.25

* Year in which the Director was first elected to the Board of Directors of the Company or the Company's subsidiary, First National Bank of Cortland (the "Bank").

** Messrs. Spaulding, Shay, and Lovell are members of Class II with terms expiring in 1997; Messrs. Newcomb, Young, and Buck, and Ms.
Bellardini are members of Class III with terms expiring in 1998.

     (1) Includes shares owned by family members residing in the same household as to which certain Directors disclaim beneficial ownership. Except as otherwise indicated the named Director has sole voting and sole investment power with respect to all of the indicated shares.

     (2) Includes 2290 shares owned by Mr. Newcomb's wife, Muriel, of which Mr. Newcomb disclaims any beneficial ownership.

     (3) Includes 268 shares owned by Mr. Lovell's children, Owen and Adrienne, pursuant to the Uniform Gift to Minors Act, of which Mr. Lovell has sole voting and investment power.

     (4)  Includes 897 shares owned by Mr. Spaulding's wife,
          Elizabeth, of which Mr. Spaulding disclaims any beneficial ownership.

     The principal occupations of all the nominees and other Directors have been set forth for five (5) years or more. Management is not aware of any family relationships between the above-named Directors.

       ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     During 1995, there were six (6) regularly scheduled meetings of the Company's Board of Directors. There were twelve (12) regularly scheduled meetings of the Bank's Board of Directors. Each of the incumbent Directors of the Company attended at least seventy-five percent (75%) of the aggregate of all of the meetings of the Board of Directors and any committees on which the Director was a member. The Company's Executive Committee, which consists of Messrs. Alvord, Ames, Newcomb, and Shay, has the power to exercise all of the executive and supervisory powers of the entire Board of Directors in the interim between meetings of the Board of Directors. This Committee did not meet in 1995. The Company does not have any nominating, compensation, or audit committee. The Bank, however, does have a Trust Audit Committee, an Audit Committee, an Executive Committee, and a Compensation Committee. The Bank also has a Trust Committee, which met forty-five (45) times during 1995. A description of the Bank's Trust Audit, Audit, and Executive Committees follows. A description of the Bank's Compensation Committee is set forth on page 5.

Trust Audit Committee:

     The Trust Audit Committee met one (1) time in March 1995. The function of the committee is to review the audit of the Trust Department to determine whether income and expense is properly recorded, whether adequate internal controls and safeguards are maintained and if any funds held in a fiduciary capacity remain uninvested or undistributed any longer than necessary.

     The Committee consists of the following Directors appointed by the President and approved by the Board of Directors: Charles H.
Spaulding, Stuart E. Young, and Mary Alice Bellardini.

Audit Committee:

     The Audit Committee, which met fourteen (14) times in 1995, supervises the internal audit activities of the Bank and supervises and directs the Bank's auditors. The function of the Committee is to ensure that the Bank's activities are being conducted in accordance with law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit Committee recommends to the Board, the services of a reputable certified public accounting firm. The Board of Directors then appoints the certified public accounting firm at the annual reorganization meeting of the Directors. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations.

     The Committee consists of the following Directors appointed by the President and approved by the Board of Directors: Richard J.
Shay, Donald S. Ames, and Harry D. Newcomb.

Executive Committee:

     The Executive Committee possesses and may exercise all the executive and supervisory powers of the entire Board of Directors between meetings of the Board subject to such restrictions and instructions as may from time to time be given to the Committee by the Board of Directors and except as the bylaws otherwise provide. The Committee met fifty-two (52) times in 1995.

     The Committee consists of the following Directors appointed by the President and approved by the Board of Directors: David R.
Alvord, Donald S. Ames, Harry D. Newcomb, and Richard J. Shay. The remaining Directors serve on a rotating basis.

Board of Directors' Fees:

     The Directors of the Company receive no compensation for serving in such capacity. For the year 1996, members of the Bank's Board of Directors are being compensated at the rate of $350.00 per meeting attended; members of the Executive Committee are being compensated $75.00 per meeting attended; and members of the Compensation Committee are being compensated $200.00 per meeting attended.


                       EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation for services to the Bank in all capacities in the years 1993-1995 to each of the most highly compensated executive officers of the Bank who received more than $100,000 in cash compensation.

                     SUMMARY COMPENSATION TABLE

                                             Long Term
                                             Compensation
                       Annual Compensation   Payouts

Name and                                     LTIP      All Other
Principal                                    Payouts   Compensation
Position                 Year    Salary ($)  ($)(1)    ($)(2)
--------------------------------------------------------------------
David R. Alvord          1995      150,000.  20,000.   116,020.
President & Chief        1994      141,000.     -      107,856.
Executive Officer        1993      133,000.     -       62,230.
of the Bank
--------------------------------------------------------------------

     (1)  Paid to Mr. Alvord under the three (3) year Executive
          Incentive Compensation Plan described on page 7.

     (2)  Includes the following amounts for Mr. Alvord for 1995:
          $21,150 under the one (1) year Executive Incentive
          Compensation Plan described on page 7; $8,657 for the current year contribution to the Employee Salary Savings
          Plan - 401K; $6,000 for the current year contribution to the pension plan; and $80,213 for the current year contribution to the Excess Benefit Plan described on page
          7.

     The Compensation Committee of the Bank meets semi-annually to conduct a comprehensive performance review of all Bank officers and to recommend the annual base remuneration for the Bank officers to the Board of Directors. The Committee considers each officer's performance as measured against that individual's job description.


     In recommending the base annual salary for the chief executive officer, the Committee considers overall asset quality, earnings, capital adequacy, peer group and industry comparisons, general economic trends and total return to shareholders. The Committee believes that Mr. Alvord performed exceptionally well in each of the above measurable categories and that the Company's success is due, in large part, to his efforts. Mr. Alvord does not participate in the determination of his annual compensation.

     The Committee meets separately to consider award payments under the Bank's Executive Incentive Compensation Plan. Under this plan certain designated officers are considered for annual and three (3) year incentive payments based on prior goals established by the Board of Directors for return on assets. A description of this plan is found on page 7.

     The Committee is appointed by the President, approved by the Board of Directors, and consists of Donald S. Ames, Jr., Robert M. Lovell, David J. Taylor, Harry D. Newcomb, and John H. Buck.




              Comparison of Five Year Cumulative Total
               Return of CFFC, S&P 500 & NASDAQ Banks


            1990   1991    1992    1993    1994    1995


NASDAQ      100    164     239     272     271     404
CFFC        100    118     129     216     319     317
S&P 500     100    131     141     154     157     215




Pension Benefits

     The Bank has a non-contributory pension plan, which an employee is eligible to participate in upon attaining age twenty-one (21) and completion of twelve (12) months consecutive service during which the employee worked 1,000 or more hours of service. The Bank's contribution is determined according to a formula based on years of service with the Bank. The Bank's contribution to the Plan in 1995 and 1994 totaled $128,129 and $97,100, respectively. Contributions to the plan in 1995 were $6,000 for Mr. Alvord, and $42,578 for all nine (9) executive officers as a group.



401K Plan

     The Bank has an Employee Salary Savings Plan - 401K. The Bank's contributions to the 401K Plan are made according to a schedule of matching employee contributions and are made as accrued. The Bank's contributions to the Plan for 1995 and 1994 were $94,752 and $81,523, respectively. Contributions to the plan in 1995 were $8,657 for Mr. Alvord, and $32,816 for all nine (9) executive officers as a group.

Executive Incentive Compensation Plan

     On May 17, 1987, the Board of Directors of the Bank approved the adoption of an Executive Incentive Compensation Plan (the "Plan").
Its purpose is to enhance the Bank's performance and to further its long-term objectives by providing certain key employees with financial incentives. On November 29, 1988, the Compensation Committee of the Bank determined that the Plan should be implemented beginning in calendar year 1989.

     Under the terms of the Plan, at the beginning of each year the Board of Directors establishes target performance goals for the Bank for both the current year and for the next three (3) years. If, in the opinion of the Board, the one (1) year goal is met, eligible employees could be entitled to receive such award as is determined by the Board of Directors. The annual award fund for distribution to plan participants may not exceed fifteen percent (15%) of participating base payroll exclusive of any overtime pay, bonuses or fringe benefits. Similarly, if the three (3) year goal is met, participants could be entitled to an additional award payment as determined by the Board of Directors. Such award fund may not exceed fifteen percent (15%) of the average base salaries during the three
(3) year performance period.

     Participation in the Plan is designed to include the Bank's President, Chief Executive Officer, Function Managers, and those other employees who, in the opinion of the Board, contribute significantly to the profitability of the Bank. Plan awards either are paid in cash at the end of the applicable one (1) year or three (3) year performance period or, at the election of the participating employee, may be deferred until a later specified date.

     The target performance objective for the current year was a return on average assets of 1.32%. The target performance objective for the three (3) year award was previously established at 1.35%. A second criterion for the three (3) year award requires that the Company's average return on average assets equal or exceed a selected peer group average return on average assets.
     A total of $60,030 was accrued for the year 1995 in connection with the one (1) year goal for all executive officers as a group. Of this amount, a total of $15,000 was earned by Mr. Alvord. The total accrual in connection with the Plan for both the one (1) and three (3) year goals was $60,030 for 1995 and $122,420 for 1994.

Excess Benefit Plan

     Effective January 1, 1991, the Board of Directors of the Bank approved the adoption of an Excess Benefit Plan for David R. Alvord (the "Excess Plan"). Its purpose is to provide Mr. Alvord with retirement benefits in addition to those benefits provided pursuant to the Bank's pension plan.

     Under the terms of the Excess Plan, Mr. Alvord is entitled to receive upon retirement at age sixty-five (65) an amount equal to eighty percent (80%) of his then Average Base Compensation increased by the amount of the Accumulated Fund expressed as a straight life annuity and reduced by the sum of: (a) the annual benefit to be provided Mr. Alvord pursuant to the Bank's pension plan expressed as a straight life annuity; (b) the annual benefit to be provided from the vested portion of the Bank's contributions to Mr. Alvord's account balance in the Bank's 401-K Plan as if such balance were to be paid in the straight life annuity; and (c) an amount equal to Mr. Alvord's primary social security benefit expressed in the form of a straight life annuity. The Accumulated Fund is the amount that would have been contributed to the Bank's pension plan on Mr. Alvord's behalf but for the limitation imposed by Section 401(a)(4) of the Internal Revenue Code. The Accumulated Fund is deemed to have earned interest each year at the same rate of return actually earned for such year by the Bank's pension plan.

     Under the original terms of the Excess Plan, the amount of the benefit to be paid to Mr. Alvord was to be reduced in the event he retired before age sixty-five (65). The amount of the reduction was based on a fraction the numerator of which was the number of years remaining until Mr. Alvord reaches age sixty-five (65) and the denominator of which is the total number of years of service Mr. Alvord would have had had he continued to work until such age. In addition, certain actuarial reductions were to be applied to reflect the early commencement of payments. Effective January 1, 1994, the Excess Plan was amended to provide that no reduction will be made, whether to reflect remaining years of service to age sixty-five (65) or to reflect the early commencement of payments, in the event such retirement is the result of Mr. Alvord's retirement on or after the expiration of his Employment Agreement (December 31, 2000), Mr. Alvord's disability, a termination by the Bank without cause, the occurrence of an event which gives Mr. Alvord the right to terminate his employment under the Employment Agreement (e.g., a Change in Control, a material reduction in Mr. Alvord's authority), or Mr. Alvord's death. If Mr. Alvord retires before age sixty (60), no benefits are payable under the Excess Plan unless such retirement is the result of a Change in Control, a material reduction in Mr. Alvord's authority, Mr. Alvord's disability, or a termination by the Bank without cause.

     For purposes of the Excess Plan, the term Change in Control means a sale by the Company or the Bank of all or substantially all of its assets, any individual or entity acquiring at least twenty-five percent (25%) of those securities of the Bank entitled to vote for directors. Average Base Compensation is generally defined as Mr. Alvord's average salary for the thirty-six (36) month period immediately preceding his retirement including any elective contributions to the 401-K Plan and annual bonus, but excluding any bonuses paid pursuant to the Bank's Executive Incentive Compensation Plans and the value of any employee benefits paid on Mr. Alvord's behalf.

     In order to fund its liability, effective January 1, 1995, the Bank established the "First National Bank of Cortland Excess Benefit Trust for the Benefit of David R. Alvord." Each year the Bank will contribute such amount to the Trust so that the balance of the Trust will equal the actuarial value of the estimated benefit payable to Mr. Alvord pursuant to the Excess Plan. The initial contribution to the Trust was $118,000. The contribution for 1995 was $80,213.

Deferred Compensation Agreement

     Effective December 31, 1991, the Bank adopted a Deferred Compensation Agreement with its Directors. The purpose of the Agreement is to provide Directors with the option to defer the receipt of all or a portion of their director's fees. The election must be made on or before December 31st of the year preceding the year in which the fees are to be paid. Once made, the election will remain in effect until revoked by the individual Director. All amounts deferred pursuant to the Agreement will be credited with interest each month at the rate being paid on one (1) year U.S. Treasury Notes as of January 1st of the particular year.

     Upon a Director no longer being a member of the Bank's Board, all amounts deferred by the Director plus any earnings thereon shall be paid, at the Director's election, over a period of ten (10) years or in a lump sum. A Director may elect to defer commencement of any installment payments for up to five (5) years following his or her termination as a member of the Board.

     During 1995, two (2) Directors participated in the deferred compensation arrangement. The Directors deferred a total of $15,475.

Other Transactions

     The Bank has had and expects to have in the future, banking transactions in the ordinary course of business with many of its Directors, officers and their associates. The maximum aggregate extensions of credit to Directors and executive officers and their related interests since the beginning of 1995 was $4,400,130 or 20.32% of the Bank's total equity capital. As of December 31, 1995, such indebtedness totaled $4,328,769 or 18.69% of the Bank's equity capital. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

Employment Agreement

     Effective January 1, 1994, the Company and the Bank entered into an agreement with Mr. Alvord providing for his continued services through December 31, 2000, at a minimum base salary of $133,000 per year. The agreement provides that it may be terminated by Mr. Alvord at any time during the first six (6) months following a "change in control" of the Company or the Bank. A change in control is defined as (i) the sale, exchange or other disposition by either the Company or the Bank of all or substantially all of its assets either to a single purchaser or to a group of affiliated purchasers in one (1) transaction or a series of related transactions pursuant to common plan; (ii) the sale, exchange or other disposition in one (1) transaction or in a series of related transactions pursuant to a common plan by either the Company or the Bank of at least twenty-five percent (25%) of its issued and outstanding shares; or (iii) the merger, consolidation or other combination of either the Company or the Bank where the existing shareholders receive less than fifty-one percent (51%) of the outstanding voting stock of the new or continuing entity. In the event of such a termination, Mr. Alvord will be entitled to receive an amount equal to three (3) times his then base salary plus the amount of any taxes or other charges which may be imposed upon Mr. Alvord pursuant to the Internal Revenue Code as a result of any "excess parachute payments".


PROPOSAL TO       REDUCE PAR VALUE OF COMMON STOCK
               AND TO EFFECT THREE-FOR-ONE STOCK SPLIT

     The Company is presently authorized to issue 3,000,000 shares of common stock, par value $5.00 per share. As of February 9, 1996, there were 672,000 shares of common stock outstanding and entitled to vote and zero (0) shares held in the Company's treasury.

     The proposed amendment to the Company's Certificate of Incorporation would reduce the par value of the presently authorized 3,000,000 shares of common stock, both issued and unissued, from $5.00 per share to $1.6667 per share, and would change each share of common stock presently issued into three shares, $1.6667 par value per share. This would effect a three-for-one stock split.

     As of February 9, 1996, the price of the Company's common stock, as quoted on the National Association of Securities Dealers, Inc. Bulletin Board, was Bid $50.50 and Asked $53.50. The Board of Directors of the Company believes that this price level tends to discourage some individuals from investing in the Company's common stock. The Board also believes that the proposed stock split will result in a market price for the Company's common stock that should be more attractive to a broader spectrum of investors and should, therefore, benefit both the Company and its shareholders. The stock split will not result in any change in the capital or surplus accounts of the Company.

     If approved by the shareholders, it is expected that the proposed amendment would become effective as of the close of business on or about March 29, 1996, after the filing of the Certificate of Amendment as provided by New York law. Such effective date will be the record date for the determination of shareholders entitled to receive the additional shares of common stock to be issued in accordance with the stock split.

     If the Certificate of Amendment is amended as proposed, each existing certificate representing previously issued shares of common stock with a par value of $5.00 each will thereafter automatically be deemed to represent the same number of shares of common stock with a par value of $1.6667 each. As soon as practicable after the effective date, the Company will mail to each shareholder a new certificate or certificates representing two additional shares of common stock with a par value of $1.6667 per share for each share of common stock held of record at the effective date. Accordingly, shareholders should not send their existing certificates to the Company.

     The Company has been advised by its counsel that under current federal tax laws: the receipt of the additional shares pursuant to the stock split will not result in federal taxable income to the shareholders; the cost or other tax basis to a shareholder of each share of common stock held immediately prior to the stock split will be split equally among the three shares held immediately after the split; and the holding period for each of the new shares will include the period for which the existing share was held.

     Shareholders should note that, assuming transactions of an equivalent dollar amount, brokerage commissions on purchases and sales of the Company's common stock after the split and transfer taxes, if any, may be somewhat higher than before the split because of the increased number of shares involved.

     The following resolution will be proposed at the Shareholders
Meeting:

     RESOLVED, that the Certificate of Incorporation of the Company be amended to reduce the par value of the presently authorized 3,000,000 shares of common stock, both issued and unissued, from $5.00 per share to $1.6667 per share, and to change each share of common stock presently issued into three shares of common stock, $1.6667 per share, by the filing of an amendment substantially in the form of Exhibit "A" attached hereto.

     The favorable vote of a majority of the outstanding shares of the common stock of the Company entitled to vote is required in order to adopt the resolution. Unless some other direction is specified, proxies will be voted in favor of this proposal.

     The Board of Directors of the Company recommends voting FOR the proposed amendment.


              RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     At its last organizational meeting the Board reappointed Coopers & Lybrand as the Company's independent auditors for the year ending December 31, 1995. This appointment was based upon the recommendation of the Audit Committee. An independent auditor has not yet been selected for the Company's current year.

     A representative of Coopers & Lybrand is not expected to be present at the Annual Meeting of Shareholders. In the event a representative does attend, such representative will have an opportunity to make a statement if so desired and to respond to appropriate questions.


                            ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the year 1995, accompanies this proxy statement.


                            OTHER MATTERS

     The Board of Directors is not aware of any matters other than those indicated above that will be presented for action at the meeting. The enclosed Proxy gives discretionary authority, however, in the event any other matter should be presented.

                      EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person and by telephone and telegraph and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons for their expenses incurred in sending proxy forms and other material to their principals.


               SUBMISSION OF PROPOSALS BY SHAREHOLDERS

     Any proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company not later than December 1, 1996, for inclusion in the proxy statement and form of proxy pertaining to that meeting.



                            By Order of the Board of Directors



                                      Donald S. Ames
                                         Secretary

Dated:  February 28, 1996



                                                               EXHIBIT "A"


                      CERTIFICATE OF AMENDMENT
                               OF THE
                    CERTIFICATE OF INCORPORATION
                                 OF
                CORTLAND FIRST FINANCIAL CORPORATION

          Under Section 805 of the Business Corporation Law


   We, the undersigned, being the President and Secretary, respectively, of Cortland First Financial Corporation, do hereby certify that:

   1.   The name of the corporation is Cortland First Financial
Corporation.

   2. Its Certificate of Incorporation was filed by the Department of State on May 30, 1986.

   3. The Certificate of Incorporation is hereby amended as authorized in Section 801 of the Business Corporation Law to reduce the par value of the authorized shares of common stock from $5.00 per share to $1.6667 per share and to change each share of issued common stock into three shares of common stock.

   4. To accomplish the foregoing amendment, paragraph 4 of the Certificate of Incorporation is hereby amended to reduce the par value of the authorized shares of common stock from $5.00 per share to $1.6667 per share and to change each share of issued common stock into three shares of common stock. Paragraph 4 of the Certificate of Incorporation is hereby amended to read as follows:

        "4.    Number of Shares.  The aggregate number of shares
        the Corporation shall have the authority to issue is:
        Three Million (3,000,000) all of which shall be common shares of the par value $1.6667 each."

   5. The six hundred seventy-two thousand (672,000) shares of issued and outstanding common shares par value $5.00 each shall be changed into two million sixteen thousand (2,016,000) shares of common stock par value $1.6667 per share at the rate of three (3) shares of common stock par value $1.6667 for each share of the currently issued and outstanding common stock par value $5.00. The nine hundred eighty-four thousand (984,000) shares of authorized but unissued common stock shall be changed into nine hundred eighty-four thousand (984,000) shares of common stock par value $1.6667 per share.

   6. The foregoing amendment of the Certificate of Incorporation was authorized by a vote of the Board of Directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.






   IN WITNESS WHEREOF, we have made and subscribed this Certificate
this             day of                                , 1996.


                              David R. Alvord, President


                              Donald S. Ames, Secretary



STATE OF NEW YORK      )
                       )    SS.:
COUNTY OF CORTLAND )

   David R. Alvord, being duly sworn, deposes and says, that he is one of the persons described in and who executed the foregoing
Certificate, that he has read the same and knows the contents thereof, and that the statements contained therein are true.



                              David R. Alvord


Sworn to before me this

day of                 , 1996.



       Notary Public



























Appendix A: Proxy Card

                CORTLAND FIRST FINANCIAL CORPORATION
              PROXY SOLICITED BY BOARD OF DIRECTORS FOR
           ANNUAL MEETING OF SHAREHOLDERS, MARCH 25, 1996

                                PROXY

   The undersigned hereby appoints Richard J. Shay, Harry D. Newcomb, and Charles H. Spaulding, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Cortland First Financial Corporation (the "Company") to be held at the office of the corporation at 65 Main Street, in the City of Cortland, Cortland County, New York, on the 25th of March, 1996, at 1:00 p.m. and at any adjournment or adjournments thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting, and with all other powers which the undersigned would possess if personally present.

   (1)  ELECTION OF DIRECTORS

   [  ] FOR all nominees listed below     [  ] WITHHOLD AUTHORITY
        (except as withheld in the space        to vote for all
        below)                                  nominees below


                              (CLASS I)

                           David R. Alvord

                           Donald S. Ames

                           David J. Taylor


           (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



   (2) PROPOSAL TO AMEND the Company's Certificate of Incorporation to reduce the par value of the presently authorized 3,000,000 shares of common stock, both issued and unissued, from $5.00 per share to $1.6667 per share, and to change each share of common stock presently issued into three shares of common stock, $1.6667 per share.

        The favorable vote of a majority of the outstanding shares of the common stock of the Company entitled to vote is required in order to adopt the resolution. Unless some other direction is specified, proxies will be voted in favor of this proposal.

              [  ]          [  ]            [  ]
              FOR         ABSTAIN         AGAINST



   (3) With discretionary authority upon such other business as may properly come before the meeting.


               PLEASE SIGN AND DATE BELOW, AND RETURN


   This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of Directors and FOR the proposal to amend the Company's Certificate of Incorporation. Matters
(1) and (2) above have been proposed by the Board of Directors of the Company.


                                    Date:____________________,1996

                                    _____________________________


                                    _____________________________
                                    Signature(s) of Shareholder(s)


                            INSTRUCTIONS

   Please sign exactly as name appears hereon and where shares are held jointly each holder should sign. If you cannot be present in person at the meeting, it is important that your Proxy be dated, signed, and returned promptly in the enclosed envelope in order to assure that your stock may be voted at the meeting.

   When signing as attorney, administrator, executor, trustee, guardian, or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.